Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Jacobs Engineering Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(3)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $1.00 par value per share	Other	150,951(2)	$12.79 (3)	$1,930,663.29	$0.0000927	$178.97
Equity	Common Stock, $1.00 par value per share	Other	831(2)	$137.38 (3)	$114,162.78	$0.0000927	$10.58

Total Offering Amounts					$2,044,826.07		$189.56
Total Fee Offsets							$0
Net Fee Due							$189.56

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, par value $1.00 per share (“Common Stock”), of Jacobs Engineering Group Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)    Represents 150,951 shares of the Registrant’s Common Stock authorized for issuance in respect of outstanding stock options and 831 shares of the Registrant’s Common Stock authorized for issuance in respect of outstanding restricted stock, each under the Amended and Restated Jacobs Engineering Group Inc. (StreetLight) 2011 Stock Plan.

(3)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price (x) with respect to shares underlying the stock options is calculated using the weighted average exercise price for such outstanding options, and (y) with respect to shares of restricted stock is calculated based on $137.38 per share, the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on May 2, 2022, a date within five business days prior to the date of filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources